ITEM 77C - SUBMISSION OF MATTERS TO A VOTE
 OF SECURITY HOLDERS
FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders (Common
Shares and Preferred Shares) was held on September 22,
2006. On July 13, 2006, the record date for shareholders voting at the meeting, there were 6,949,422 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of four Class III Trustees - Common
Shares and Preferred Shares:
1. Lawrence D. Ellis, M.D.
For





Withheld
Authority
to Vote
6,518,366

270,930

2. Charles F. Mansfield, Jr.
For





Withheld
Authority
to Vote
6,528,511

260,785

3. John E. Murray, Jr.
For





Withheld
Authority
to Vote
6,518,366

270,930

4. James F. Will
For





Withheld
Authority
to Vote
6,527,207

262,089




An Annual Meeting of Fund shareholders
(Preferred Shares) was held on September
22, 2006. On July 13, 2006,
the record date for shareholders voting
at the meeting, there were 2,441 total
outstanding shares. The following
item was considered by shareholders and
the results of their voting are listed
below. Unless otherwise noted, each
matter was approved.
Election of Two Trustees - Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
2,214

0

2. John S. Walsh
For





Withheld
Authority
to Vote
2,214

0

The following Trustees of the Fund continued their terms as Trustees of the Fund: John F. Donahue, J. Christopher Donahue, Thomas G. Bigley, John T. Conroy,
Jr., Nicholas P. Constantakis, John F. Cunningham, and Marjorie P.
Smuts.

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